EXHIBIT 1.1

EXECUTION COPY

UNDERWRITING AGREEMENT

November 4, 2010

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Dear Sirs:

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (collectively, the “Managers”) are acting on behalf of the underwriter or underwriters (including ourselves) named in Schedule I-A hereto (such underwriter or underwriters being herein called the “Underwriters”). Westar Energy, Inc., a Kansas corporation (the “Company”), and J.P. Morgan Securities LLC, in its capacity as agent for an affiliate of the Forward Counterparty (as defined below) (the “Forward Seller”), at the request of the Company in connection with its entrance into the Forward Agreement (as defined below) and its potential entrance into one or more Optional Forward Agreements (as defined in the Standard Provisions) substantially in the form attached hereto as Exhibit A, confirm their respective agreements with the Managers and each of the other Underwriters with respect to (a) the sale by the Forward Seller, and the purchase by the Underwriters, acting severally and not jointly, of (i) the respective numbers of Securities (as defined below) set forth in Schedules I-A and I-B hereto under the headings “Number of Borrowed Firm Securities to Be Purchased” and “Number of Borrowed Firm Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 9(a) of the Westar Energy, Inc. Underwriting Agreement Standard Provisions (Preferred Stock, Preference Stock, Depositary Shares, Common Stock) dated November 4, 2010 (the “Standard Provisions”)) (the “Borrowed Firm Securities”), and (ii) in connection with the Company’s right to execute one or more Optional Forward Agreements as described in Section 3(e) below and the related grant by the Forward Seller to the Underwriters of the option described in Section 3(d) of the Standard Provisions, all or any part of the respective numbers of Securities set forth in Schedules I-A and I-B hereto under the headings “Number of Borrowed Optional Securities to Be Purchased” and “Number of Borrowed Optional Securities to Be Sold,” as the case may be (subject to reduction for any Securities issued and sold by the Company pursuant to Section 9(b) of the Standard Provisions) (the “Borrowed Optional Securities” and, collectively with the Borrowed Firm Securities, the “Borrowed Securities”), as provided in Section 3(d) of the Standard Provisions to cover over-allotments, if any, (b) the purchase by the Underwriters, acting severally and not jointly, of (i) any Securities issued and sold by the Company pursuant to Section 9(a) of the Standard Provisions (the “Standby Firm Securities” and, together with the Borrowed Firm Securities, the “Firm Securities”) and (ii) any Securities issued and sold by the Company pursuant to Section 9(b) of the Standard Provisions (the “Standby Optional Securities” and, collectively with any Borrowed Optional Securities and any Company Optional Securities, the “Optional Securities”) and (c) the grant by the Company to the Underwriters of the option described in Section 3(e)(ii) of the Standard Provisions to purchase from the Company the number of Securities set forth in an Exercise Notice (as defined in the Standard Provisions) (the “Company Optional Securities”), to cover over-allotments, if any. As used herein, “Securities” means shares of common stock of the Company, par value $5.00 per share; “Offered Securities” means, collectively, the Firm Securities and the Optional Securities; “Company Securities” means, collectively, any Standby Firm Securities, any Company Optional Securities and any Standby Optional Securities; and “Forward Agreement” means the letter agreement, relating to the forward sale by the Company, subject to the Company’s right to elect net share or cash settlement of such agreement, of a number of Securities equal to the number of Securities to be borrowed and sold by the Forward Seller pursuant to this Underwriting Agreement, dated the date hereof and entered into by and between the Company and JPMorgan Chase Bank, National Association (the “Forward Counterparty”).

Subject to the terms and conditions and in reliance upon the representations and warranties, terms and conditions set forth or incorporated by reference herein, each of the Company and the Forward Seller, as applicable, hereby agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Forward Seller, as applicable, (i) at a purchase price per share as set forth in Schedule IV hereto (the “Purchase Price”), the number of Borrowed Firm Securities set forth opposite such Underwriter’s name in Schedule I-A hereto, plus its pro rata portion of any Borrowed Optional Securities whenever the Managers elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters and the Company exercises its right to cause the Forward Counterparty to enter into a related additional Forward Agreement and (ii) any Company Securities (at the Purchase Price, in the case of any Standby Firm Securities, or at the Option Purchase Price (as defined in the Standard Provisions), in the case of any Company Optional Securities or Standby Optional Securities).

For purposes of this Underwriting Agreement, “Applicable Time” means 5:30 p.m. (New York time) on the date hereof.

Subject to the terms of this Underwriting Agreement, including the provisions of Section 9(a) of the Standard Provisions relating to the Managers’ option to postpone the Closing Date under the circumstances described therein, the Underwriters will pay for the Firm Securities upon delivery thereof at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California at 10:00 a.m. (New York time) on November 10, 2010 or at such other time, not later than 5:00 p.m. (New York time) on November 10, 2010 as shall be designated in writing by the Underwriters and the Company. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date.”

Subject to the terms of this Underwriting Agreement, including the provisions of Section 9(b) of the Standard Provisions relating to the Managers’ option to postpone the Option Closing Date under the circumstances described therein, payment for any Optional Securities shall be made at the offices referred to above at 10:00 a.m. (New York time), on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from us to the Company and the Forward Seller of our determination, on behalf of the Underwriters, to purchase an amount, specified in said notice, of Optional Securities, as shall be designated in writing by us. The time and date of such payment are hereinafter referred to as the “Option Closing Date.” The notice of the determination to exercise the option to purchase Optional Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Underwriting Agreement.

For purposes of Section 6(j) of the Standard Provisions, the following named executive officers and directors shall be subject to the Lock-Up Agreement attached as Schedule I to the Standard Provisions: William B. Moore, Douglas R. Sterbenz, Mark A. Ruelle, Larry D. Irick, James J. Ludwig, B. Anthony Isaac, Michael F. Morrissey, S. Carl Soderstrom Jr., Mollie H. Carter, Jerry B. Farley, Arthur B. Krause, Charles Q. Chandler IV, R. A. Edwards III and Sandra A.J. Lawrence.

For purposes of Section 8 of the Standard Provisions, the only information furnished to the Company in writing by the Underwriters through the Managers expressly for use in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined in the Standard Provisions) consists of the information contained in the Preliminary Prospectus and the Prospectus in the first paragraph under the heading “Underwriting—Commissions and Discounts” and under the heading “Underwriting—Price Stabilization, Short Positions, and Penalty Bids.”

The Offered Securities shall have the terms set forth in the Base Prospectus (as defined in the Standard Provisions) dated April 2, 2010 and the Prospectus Supplement (as defined in the Standard Provisions) dated November 4, 2010.

All communications hereunder shall be in writing and effective only upon receipt and (a) if to the Underwriters, shall be delivered, mailed or sent via facsimile in care of J.P. Morgan Securities LLC, 277 Park Avenue, New York, New York 10017, facsimile number (212) 622-8358, Attention: Equity Syndicate Desk, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, facsimile number (646) 855-3073, Attention: Syndicate Department with a copy to facsimile (212) 230-8730, Attention: ECM Legal, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and Wells Fargo Securities LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department or (b) if to the Company, shall be delivered, mailed or sent via facsimile to 818 South Kansas Avenue, Topeka, Kansas 66612, facsimile number (785) 575-8136, Attention: Larry D. Irick, Vice President, General Counsel and Corporate Secretary.

The Company acknowledges and agrees that the Underwriters, the Forward Seller and the Forward Counterparty are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering, the Forward Agreement and any Optional Forward Agreements) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that the Underwriters, the Forward Seller or the Forward Counterparty are acting in such capacity in connection with the offering of the Offered Securities contemplated hereby. In connection with the transactions contemplated hereby, the Underwriters, the Forward Seller and the Forward Counterparty have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship. Additionally, none of the Underwriters, the Forward Seller or the Forward Counterparty is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Offered Securities contemplated hereby. The Underwriters, the Forward Seller and the Forward Counterparty and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters, the Forward Seller and the Forward Counterparty shall have no responsibility or liability to the Company with respect thereto. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters, the Forward Seller and the Forward Counterparty with respect to any breach or alleged breach of any agency or fiduciary duty arising out of the transactions contemplated hereby. Any review by the Underwriters, the Forward Seller or the Forward Counterparty of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, the Forward Seller or the Forward Counterparty, as applicable, and shall not be on behalf of the Company.

Except as set forth below, all provisions contained in the Standard Provisions, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

[Signature page follows]

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

Very truly yours,

J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
WELLS FARGO SECURITIES, LLC

On behalf of themselves and the other Underwriters named herein

By:	J.P. Morgan Securities LLC

By:	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ David McShane
Name:	David McShane
Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Mary Beth Mandanas
Name:	Mary Beth Mandanas
Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

J.P. MORGAN SECURITIES LLC
Acting as Forward Seller

By:	J.P. Morgan Securities LLC

By:	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Managing Director

JPMORGAN CHASE BANK, National Association Acting as Forward Counterparty

By:	JPMorgan Chase Bank, National Association

By:	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Managing Director

5

Accepted:

WESTAR ENERGY, INC.

By:	/s/ Anthony D. Somma

Name:	Anthony D. Somma
Title:	Vice President and Treasurer

6

SCHEDULE I-A

Underwriter	Number of Borrowed Firm Securities to Be Purchased	Number of Borrowed Optional Securities to Be Purchased
J.P. Morgan Securities LLC	1,687,500	253,125
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	1,687,500	253,125
Citigroup Global Markets Inc.	1,125,000	168,750
Wells Fargo Securities, LLC	1,125,000	168,750
Mitsubishi UFJ Securities (USA), Inc.	525,000	78,750
BNP Paribas Securities Corp.	450,000	67,500
Barclays Capital Inc.	375,000	56,250
Deutsche Bank Securities Inc.	375,000	56,250
Samuel A. Ramirez & Company, Inc.	150,000	22,500

Total	7,500,000	1,125,000

I-A-1

SCHEDULE I-B

Name	Number of Borrowed Firm Securities to Be Sold	Number of Borrowed Optional Securities to Be Sold
J.P. Morgan Securities LLC, as Forward Seller	7,500,000	1,125,000

I-B-1

SCHEDULE II

TIME OF SALE PROSPECTUS

1. The Base Prospectus dated April 2, 2010 relating to the Offered Securities and included in the Registration Statement (File No. 333-165889).

2. The preliminary prospectus supplement dated November 3, 2010 relating to the Offered Securities.

3. The pricing terms of the offering of the Securities listed on Schedule III.

II-1

SCHEDULE III

FINAL PRICING TERMS

[Intentionally left blank.]

III-1

SCHEDULE IV

Firm Securities

Public Offering Price Per Security	Price Per Security Paid by Underwriters	Discount Per Security
$25.5400	$24.6461	$0.8939

Optional Securities

Public Offering Price Per Security	Price Per Security Paid by Underwriters	Discount Per Security
$25.5400	$24.6461	$0.8939

IV-1

EXHIBIT A

FORM OF OPTIONAL FORWARD AGREEMENT

A-1

WESTAR ENERGY, INC.

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

(PREFERRED STOCK, PREFERENCE STOCK, DEPOSITARY SHARES, COMMON STOCK)

November 4, 2010

From time to time, Westar Energy, Inc., a Kansas corporation (the “Company”), may enter into one or more underwriting agreements that provide for the offer or the offer and sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this “Agreement.” Terms defined in the Underwriting Agreement are used herein as therein defined.

The Company proposes to offer or to offer and issue from time to time (a) its preferred stock, without par value (the “Preferred Stock”), (b) preference stock, without par value (“Preference Stock”), (c) depositary shares representing its Preferred Stock or Preference Stock (the “Depositary Shares”) and (d) its common stock, $5.00 par value (the “Common Stock”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement including a prospectus relating to the Securities and has filed with, or transmitted for filing to, or shall promptly after the date of the Underwriting Agreement file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), specifically relating to the Securities offered pursuant to this Agreement (the “Offered Securities”). The term “Registration Statement” means the registration statement as amended to the date of the Underwriting Agreement including any additional registration statement filed by the Company pursuant to Rule 462(b). The term “Base Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Base Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “issuer free writing prospectus” has the meaning set forth in Rule 433 under the Securities Act. The term “Time of Sale Prospectus” means the Base Prospectus and preliminary prospectus, if any, together with any additional documents or other information identified in Schedule II to the Underwriting Agreement relating to the Offered Securities. As used herein, the terms “Base Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include, in each case, the documents, if any, incorporated by reference therein. As used herein, the term “Applicable Time” means the time and date set forth in the Underwriting Agreement or such other time as agreed in writing by the Company and the Managers. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters, the Forward Seller and the Forward Counterparty, as of the date of the Underwriting Agreement, that:

(i) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and has become effective; the Company has not received any notice from the Commission objecting to the use of the automatic shelf registration form; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and otherwise meets the requirements for the use of the Registration Statement form.

(ii) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

(iii) Each of the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the Securities Act and the rules and regulations of the Commission. (A) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus as of the Applicable Time did not contain, or as amended or supplemented, if applicable, as of the Closing Date will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the Prospectus as of its date does not contain, or as amended or supplemented, if applicable, as of the Closing Date will not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 1(iii) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto based upon information furnished to the Company in writing by any Underwriter through the Managers expressly for use therein.

(iv) The Company has been duly incorporated, and is validly existing, as a corporation in good standing under the laws of the State of Kansas.

(v) The Company Securities, if any, have been duly authorized by the Company, reserved for issuance and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

(vi) The Company has an authorized and outstanding capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(vii) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not made, used, prepared, authorized, approved or referred to any offer relating to the Offered Securities that would constitute a free writing prospectus other than (a) any written communications furnished in advance to the Managers, to which the Managers shall have the right to reasonably object in writing; (b) an electronic road show, if any, furnished to the Managers before first use; or (c) free writing prospectuses identified on Schedule II to the Underwriting Agreement relating to the Offered Securities, including any term sheet as may be set forth in Schedule III to the Underwriting Agreement relating to the Offered Securities. Any such free writing prospectus as of its issue date complied in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and was filed with the Commission in accordance with the Securities Act (to the extent required pursuant to Rule 433(d) thereunder).

(viii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Forward Agreement and each Optional Forward Agreement (as defined below), if any, entered into in connection with the transactions contemplated under this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Forward Agreement or any Optional Forward Agreement entered into by the Company in connection with the transactions contemplated under this Agreement except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Offered Securities.

(ix) Neither the Company nor any of its subsidiaries is (a) in violation of its articles of incorporation or by-laws (or similar organizational documents), (b) in default in the performance or observance of any obligation, covenant or condition contained in any contract or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clause (b) or (c), to the extent such violation or default would not have a material adverse effect.

(x) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto effected subsequent to the date of this Agreement).

(xi) There are no legal or governmental proceedings pending or threatened to which the Company or any of its consolidated subsidiaries is a party or to which any of the properties of the Company or any of its consolidated subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(xii) Each of the Company and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates, licenses and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(xiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xiv) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(xv) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(xvi) Except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), the Company and the Principal Subsidiary have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such liability would not, individually or in the aggregate, have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.

(xvii) The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Time of Sale Prospectus and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xviii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2. Representations and Warranties of the Forward Seller. The Forward Seller represents and warrants to, and agrees with, the Company and the several Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Date and at each Option Closing Date (as such terms are defined in the Underwriting Agreement relating to the Offered Securities), such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Firm Securities and any Borrowed Optional Securities, respectively.

(b) The Forward Seller will, at the Closing Date and at each Option Closing Date, have the free and unqualified right to transfer the Borrowed Firm Securities and any Borrowed Optional Securities, as the case may be, to be sold by the Forward Seller hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Securities and payment of the purchase prices as herein contemplated, each of the Underwriters will have the free and unqualified right to transfer the Borrowed Securities purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3. Purchase, Sale and Delivery of the Offered Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein, the Forward Seller (and the Company, to the extent of any Standby Firm Securities) agrees to sell to the respective Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Forward Seller (and from the Company, to the extent of any Standby Firm Securities), at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities, the number of Securities set forth opposite the name of such Underwriter in Schedule I-A to the Underwriting Agreement relating to the Offered Securities under the heading “Number of Borrowed Firm Securities to Be Purchased,” subject to adjustments in accordance with Section 11 hereof and subject, in each case, to adjustments among the Underwriters as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.

(b) If all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement are not satisfied on or prior to the Closing Date, the Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale the number of Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name under the heading “Number of Borrowed Firm Securities to Be Sold.” In addition, in the event that, in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name or if, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Firm Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum, then the Forward Seller shall be required to deliver for sale only the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.

If, pursuant to the paragraph above, the Forward Seller does not borrow and deliver for sale some or all of the Borrowed Firm Securities, (i) the Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day immediately preceding the Closing Date of the number of Borrowed Firm Securities that it will not deliver and (ii) the Company agrees to issue and sell to the respective Underwriters pursuant to Section 9(a) hereof, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company its pro rata portion of the number of Securities that the Forward Seller does not so borrow and deliver for sale, at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities on the Closing Date.

(c) The Company will deliver any Standby Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 9(a) hereof, and the Forward Seller will deliver, subject to paragraph (b) of this Section, the Borrowed Firm Securities, in each case, to the Managers for the accounts of such Underwriters, through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of any Standby Firm Securities issued and sold by the Company to the Underwriters pursuant to Section 9(a) hereof) or the Forward Seller (in the case of any Borrowed Firm Securities) at the office of Davis Polk & Wardwell LLP, at 10:00 a.m., New York City time, on the Closing Date. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

(d) In addition, on the basis of the representations, warranties and agreements herein contained and upon the terms and conditions set forth herein, subject to the Company’s right to execute one or more Optional Forward Agreements as described in Section 3(e) below, Company hereby grants an option to the Underwriters to purchase all or any portion of the Company Optional Securities at the price per share set forth in Schedule IV to the Underwriting Agreement relating to the Offered Securities less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Company Optional Securities (such per share price, for any Company Optional Securities, the “Option Purchase Price” for such Company Optional Securities).

The option granted hereunder will expire thirty (30) days after the date of this Agreement and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Securities upon delivery of an “Exercise Notice” by the Managers to the Forward Seller and the Company setting forth the number of Optional Securities as to which the Underwriters are then exercising the option and the Option Closing Date (as defined in the Underwriting Agreement related to the Offered Securities) for such Optional Securities. Any Borrowed Optional Securities shall be purchased from the Forward Seller, and any Company Optional Securities and/or Standby Optional Securities shall be purchased from the Company, in each case, for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I-A to the Underwriting Agreement relating to the Offered Securities bears to the total number of Firm Securities (subject to adjustments in accordance with Section 11 hereof and, in each case, to adjustments among the Underwriters as the Managers in their sole discretion shall make to eliminate any sales or purchases of fractional Securities). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof not previously exercised may be surrendered and terminated at any time upon notice by the Managers to the Forward Seller and the Company.

(e) Following the delivery of an Exercise Notice pursuant to Section 3(d) hereof:

(i) The Company may, in its sole judgment, within one business day after the delivery of such Exercise Notice, execute and deliver to the Forward Seller a forward agreement substantially in the form attached hereto as Exhibit A with the Forward Counterparty (each such agreement, an “Optional Forward Agreement”) with respect to the number of Optional Securities set forth in such Exercise Notice. Upon the delivery of any executed Optional Forward Agreement by the Company to the Forward Seller, the Forward Counterparty shall promptly execute and deliver such Optional Forward Agreement to the Company, and upon such execution and delivery, and on the basis of the representations and warranties herein contained, but subject to the conditions stated in Section 3(f) hereof, the Forward Seller hereby agrees to sell to the respective Underwriters the number of Securities underlying such Optional Forward Agreement, and each of the Underwriters agree, severally and not jointly, to purchase from the Forward Seller its pro rata portion of the number of Securities underlying such Optional Forward Agreement, in each case, at a price per share equal to the Purchase Price.

(ii) If the Company does not timely execute and deliver an Optional Forward Agreement as set forth in the immediately preceding paragraph, then, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the respective Underwriters a number of Company Optional Securities equal to the number of Optional Securities specified in such Exercise Notice, and each Underwriter agrees, severally and not jointly, to purchase from the Company its pro rata portion of such Company Optional Securities, in each case, at the Option Purchase Price for such Company Optional Securities.

(f) (i) If, pursuant to Section 3(e)(i) hereof, the Forward Counterparty and the Company enter into an Optional Forward Agreement, but as of the applicable Option Closing Date, (1) the representations and warranties of the Company contained in Section 1 hereto are not true and correct, (2) the Company has not performed any obligation under this Agreement as of such Option Closing Date that is required to be performed on or before such Option Closing Date under this Agreement as of such Option Closing Date, as the case may be, or (3) all of the conditions to the effectiveness set forth in Section 3 of such Optional Forward Agreement have not been satisfied (such three sets of conditions, collectively, the “Option Conditions”), the Forward Seller, in its sole judgment, may choose not to borrow and deliver for sale the Securities underlying such Optional Forward Agreement.

(ii) In addition, if pursuant to Section 3(e)(i) hereof, the Forward Counterparty and the Company enter into an Optional Forward Agreement, but in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale all of the Securities underlying such Optional Forward Agreement or if, in such Forward Seller’s commercially reasonable judgment, borrowing such number of Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum, then the Forward Seller shall be required to deliver for sale only the aggregate number of Securities that such Forward Seller is able to so borrow at or below such cost.

(iii) To the extent that the Forward Seller does not borrow and deliver for sale some or all of the number of Borrowed Optional Securities underlying an Optional Forward Agreement pursuant to clauses (i) or (ii) above, the Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day immediately preceding the applicable Option Closing Date, and the Company agrees to issue and sell to the respective Underwriters pursuant to Section 9(b) hereof a number of Standby Optional Securities equal to the number of Securities that the Forward Seller does not so borrow and deliver for sale, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company its pro rata portion of a number of Standby Optional Securities equal to the number of Securities that the Forward Seller does not so borrow and deliver for sale, in each case, at a price per share equal to the Option Purchase Price (calculated as if such Standby Optional Securities were Company Optional Securities).

(g) The Company will deliver any Company Optional Securities or any Standby Optional Securities, as the case may be, to be issued and sold by the Company to the Underwriters pursuant to Section 3(e)(ii) hereof or 9(b) hereof, as applicable, and the Forward Seller will deliver, subject to Sections 3(e)(ii) and 3(f) hereof, any Borrowed Optional Securities to the Managers for the accounts of such Underwriters, through the facilities of DTC against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank designated by the Company (in the case of any Company Optional Securities or Standby Optional Securities issued and sold by the Company to the Underwriters pursuant to Section 3(e)(ii) hereof or 9(b) hereof, as applicable) or the Forward Seller (in the case of any Borrowed Optional Securities) at the office of Davis Polk & Wardwell LLP, at 10:00 a.m., New York City time, on the applicable Option Closing Date. For purposes of Rule 15c6-1 under the Exchange Act, an Option Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all of the relevant Optional Securities.

4. Public Offering. The Company is advised by the Managers that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Managers’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Prospectus and the Prospectus.

5. Conditions to Closing. Unless waived by the Managers, (i) the several obligations of the Underwriters to purchase the Firm Shares, and the obligations of the Forward Seller to deliver and sell the Borrowed Firm Shares, are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of the Underwriting Agreement and the Closing Date (as if made on the Closing Date), and (ii) the several obligations of the Underwriters to purchase any Optional Securities, and the obligations of the Forward Seller to deliver and sell any Borrowed Optional Securities, are subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date of the Underwriting Agreement, the Closing Date (as if made on the Closing Date) and any Option Closing Date up to, and including, the Option Closing Date applicable to such Optional Securities, and, in each case, the performance by the Company of all of the obligations to be performed by it under this Agreement on or prior to the Closing Date or applicable Option Closing Date, as the case may be, and the satisfaction of the following conditions:

(a) Subsequent to the Applicable Time and prior to the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(b) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Company and its consolidated subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (exclusive of any amendments or supplements thereto effective after the date of the Underwriting Agreement), that, in the judgment of the Managers, is material and adverse and that makes it, in the judgment of the Managers, impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus; and the Managers shall have received, on the Closing Date or the applicable Option Closing Date, as the case may be, a certificate, dated the Closing Date or the applicable Option Closing Date, as the case may be, and signed by either the chief executive officer or chief financial officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date or the applicable Option Closing Date, as the case may be, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the applicable Option Closing Date, as the case may be. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

(c) The Forward Seller, the Forward Counterparty and the Managers shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Larry D. Irick, Senior Vice President, General Counsel and Corporate Secretary of the Company (or another lawyer of the Company reasonably satisfactory to the Underwriters, the Forward Seller and the Forward Counterparty), dated the Closing Date or the applicable Option Closing Date, as the case may be, addressed to the Forward Seller, the Forward Counterparty and the Managers to the effect that:

(i) each of the Company and Kansas Gas and Electric Company (the “Principal Subsidiary”) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Kansas and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the business or financial condition of the Company and its subsidiaries, as a whole);

(ii) the Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(iii) all of the issued shares of capital stock of the Principal Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Time of Sale Prospectus and the Prospectus) are owned directly and indirectly by the Company, free and clear of all liens, encumbrances, equities and claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Managers and he are justified in relying upon such opinions and certificates);

(iv) any Company Securities have been duly authorized by the Company, and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable;

(v) this Agreement, the Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion have been duly authorized, executed and delivered by the Company;

(vi) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution, delivery and performance of this Agreement, the Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion and the issuance (in the case of Company Securities) and the consummation of the transactions contemplated herein and therein will not contravene any provision of applicable law of the United States (including laws relating specifically to electric utility companies and the electric utility industry), Kansas, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States, or the articles of incorporation or by-laws (or similar organizational document) of the Company or, to the best knowledge of such counsel, any material agreement or other material instrument binding upon the Company, and, except for the orders of the Commission making the Registration Statement effective (which have been obtained) and such permits or similar authorizations required under the securities or Blue Sky laws of certain states or foreign jurisdictions (as to which such counsel is not called upon to express any opinion), no consent, approval or authorization of any governmental body or agency of the United States (except with respect to consents, approvals and authorizations relating specifically to the public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion), Kansas, or, to the best knowledge of such counsel, of any other state or jurisdiction of the United States or of any foreign jurisdiction is required for the performance by the Company of its obligations under this Agreement, the Forward Agreement or any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion;

(vii) each of the Company and the Principal Subsidiary possesses valid franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the electric utility business in which it is engaged, except in the cases that the failure to possess such franchises, certificates, licenses or permits, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole, and neither the Company nor the Principal Subsidiary has received any notice of proceedings relating to the revocation or modification of any such franchise, certificate of convenience and authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus;

(viii) the statements (A) in Item 3 of the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Time of Sale Prospectus and the Prospectus, (B) in Part II, Item 1 under the caption “Legal Proceedings” of the Company’s most recent Quarterly Report on Form 10-Q incorporated by reference in the Time of Sale Prospectus and (C) in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

(ix) such counsel does not know of any legal or governmental proceeding pending or threatened (including, without limitation, proceeding pending before the State Corporation Commission of the State of Kansas (“KCC”) or Federal Regulatory Energy Commission (“FERC”)) to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described, or of any contract, other document, public utility law or regulation which is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

(x) the Company has complied with K.S.A. § 66-125 with respect to the issuance of the Company Securities, if any. No additional consent, approval, authorization, filing with or order of (a) FERC under the Federal Power Act, (b) the KCC or (c) to the knowledge of the Company, any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Forward Agreement or in any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Time of Sale Prospectus; and

(xi) the statements in the prospectus supplement contained in the Time of Sale Prospectus and the Prospectus under “The Offering,” and in the Base Prospectus under “Description of Capital Stock,” insofar as such statements constitute a summary of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents.

Such counsel shall also state that no facts have come to his attention that caused him to believe (1) that the Registration Statement or any amendments thereto (except for the financial statements and other financial or statistical data derived therefrom that are included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), on the date on which it became effective or the date of filing of the most recent subsequent Annual Report on Form 10-K, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) that the Time of Sale Prospectus (except for the financial statements and other financial or statistical data derived therefrom that are included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at the Applicable Time or as amended or supplemented, if applicable, at the Closing Date or the applicable Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (3) that the Prospectus (except for the financial statements and other financial or statistical data derived therefrom that are included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), at its date or as amended or supplemented, if applicable, at the Closing Date or the applicable Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they were made, not misleading; or (4) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data derived therefrom that are included or incorporated by reference therein or omitted therefrom, as to which such counsel is not called upon to express any belief), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, such counsel may state that he has not been called upon to pass upon, and that he expresses no view regarding, the financial statements or financial schedules or statistical data derived therefrom or other accounting or financial data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and that his opinion and belief is based upon his participation in the preparation of the Registration Statement, Time of Sale Prospectus, Prospectus (as amended or supplemented) and the documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

In expressing his opinion as to questions of the law of jurisdictions other than the State of Kansas and the United States, such counsel may rely to the extent reasonable on such counsel as may be reasonably acceptable to counsel to the Underwriters. In addition, such counsel may reasonably rely as to questions of fact on certificates of responsible officers of the Company.

(d) The Forward Seller, the Forward Counterparty and the Managers shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Davis Polk & Wardwell LLP, special counsel for the Company, dated the Closing Date or the applicable Option Closing Date, as the case may be, to the effect that:

(i) the Company is not, and after giving effect to (a) the transactions contemplated by this Agreement and (b) entry into the Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(ii) except as rights to indemnity and contribution under this Agreement may be limited under applicable law, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion and the consummation of the transactions contemplated herein and therein will not contravene any provision of the laws of the state of New York or any federal law of the United States of America (except with respect to laws relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, the Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion; provided that such counsel need not express an opinion as to federal or state securities laws;

(iii) no consent, approval or authorization of any governmental body or agency under the laws of the State of New York or any federal law of the United States of America (except with respect to laws relating specifically to public utility companies or the utilities industry, as to which such counsel is not called upon to express any opinion) that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, the Forward Agreement and any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion is required for the execution, delivery and performance by the Company of its obligations under this Agreement, the Forward Agreement or any Optional Forward Agreement entered into by the Company on or prior to the date of such opinion provided that such counsel need not express an opinion as to federal or state securities laws or blue sky laws;

(iv) the statements in the prospectus supplement contained in the Time of Sale Prospectus and the Prospectus under “Material U.S. Federal Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

Such counsel has considered the statements included in the Prospectus Supplement under the caption “Underwriting” insofar as they summarize provisions of this Agreement, and in such counsel’s opinion, such statements fairly summarize these provisions in all material respects; and such counsel has considered the statements in the Time of Sale Prospectus in the Base Prospectus under the caption “Plan of Distribution,” insofar as such statements constitute a summary of the legal matters or documents referred to therein, and in such counsel’s opinion, such statements fairly present the information called for with respect to such legal matters and documents.

Such counsel shall also state that (1) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (2) nothing has come to the attention of such counsel that causes them to believe that, insofar as relevant to the offering of the Offered Securities: (a) on the date of this Agreement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) at the Applicable Time, the Time of Sale Prospectus contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date or as amended or supplemented, if applicable, at the Closing Date or the applicable Option Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the preceding paragraph, Davis Polk & Wardwell LLP may state that the primary purpose of its professional engagement is not to establish or confirm factual matters or financial or accounting information and that they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and they have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in their opinion letter), and that their opinion and belief is based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification except as specified.

(e) The Forward Seller, the Forward Counterparty and the Managers shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, an opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated the Closing Date or the applicable Option Closing Date, as the case may be, addressed to the Forward Seller, the Forward Counterparty and the Managers, covering the matters requested by and in form and substance reasonably satisfactory to the Managers.

(f) The Managers shall have received at the Applicable Time a letter dated such date, and shall have received on the Closing Date or the applicable Option Closing Date, as the case may be, a letter dated such date, in each case, addressed to the Managers and in form and substance satisfactory to the Managers, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information reviewed by them contained in or incorporated by reference in the

Registration Statement, the Time of Sale Prospectus and the Prospectus and each other firm of independent accountants, if any, who audited or reviewed financial statements contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to such financial statements and financial information.

(g) The Forward Seller, the Forward Counterparty and the Managers shall have received on the date hereof, on the Closing Date or on the applicable Option Closing Date, as applicable, such additional documents as the Managers shall have reasonably requested to confirm compliance with the conditions to closing listed herein.

(h) The Company Securities, if any, shall have been listed and admitted and authorized for trading on The New York Stock Exchange, subject to official notice of issuance.

(i) The Lockup Agreements described in Section 6(j) shall be in full force and effect.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters, the Forward Seller and the Forward Counterparty herein contained, the Company covenants as follows:

(a) To furnish to the Managers, the Forward Seller and the Forward Counterparty, without charge, a copy of the Registration Statement and two signed copies of any post-effective amendment thereto specifically relating to the Offered Securities (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Managers may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish each of the Managers, the Forward Seller and the Forward Counterparty with a copy of each such proposed amendment or supplement, and not to make such amendment or supplement that the Managers shall have reasonably objected to in writing.

(c) Before filing, using or referring to any free writing prospectus relating to the Offered Securities, to furnish each of the Managers, the Forward Seller and the Forward Counterparty a copy of each such free writing prospectus, and not to file, use or refer to any such free writing prospectus that any of the Managers shall have reasonably objected to in writing.

(d) Not to take any action that would result in an Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, or if any event shall occur as a result of which any free writing prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, the Company shall forthwith (1) notify each of the Managers, the Forward Seller and the Forward Counterparty of such event and (2) prepare and furnish, at its expense, to the Underwriters and to each of the dealers (whose names and addresses the Managers will furnish to the Company), the Forward Seller and the Forward Counterparty either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading or so that any free writing prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement.

(f) If, during such period after the first date of the public offering of the Offered Securities during which in the opinion of counsel to the Managers the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time, not misleading, the Company shall (1) notify the Managers of such event and (2) forthwith prepare and furnish, at its expense, to the Underwriters and to the dealers (whose names and addresses the Managers will furnish to the Company) to which Offered Securities may have been sold by the Managers on behalf of the Underwriters and to any other dealers on request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time, be misleading.

(g) To endeavor to qualify the Offered Securities for the offer and sale under the securities or Blue Sky laws of such U.S. jurisdictions as the Managers shall reasonably request.

(h) To make generally available to the Company’s security holders as soon as practicable an earnings statement covering the twelve month period beginning on the first day of the first fiscal quarter commencing after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (which may be accomplished by making generally available the Company’s financial statements in the manner provided for by Rule 158 of the Securities Act).

(i) The Company shall not (i) issue, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, hedge or file with the Commission a registration statement under the Securities Act relating to any Common Stock or securities convertible into or exchangeable or exercisable for any Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition, hedge or filing, or (ii) grant any options whatsoever in respect of its Common Stock, in each case for a period of 75 days after the date of this Agreement, except (A) the offer and issuance (in the case of any Company Securities) of Offered Securities pursuant to this Agreement; (B) any issuance and sale of Common Stock to the Forward Counterparty pursuant to the Forward Agreement or any Optional Forward Agreement (whether pursuant to Physical Settlement or Net Share Settlement (each as defined in the Forward Agreement or any Optional Forward Agreement, as the case may be), as a result of acceleration or otherwise); (C) any issuance and sale of Common Stock to The Bank of New York Mellon in settlement of any Transaction (as such term is defined in the BNYMTC Forward) with a Trade Date (as such term is defined in the BNYMTC Forward) prior to the date of this Agreement entered into pursuant to the Master Confirmation for Forward Stock Sale Transactions, dated as of April 2, 2010, between the Company and The Bank of New York Mellon (the “BNYMTC Forward”); (D) the offer and/or sale, whether as a Forward or an Issuance (as such terms are defined in the Financing Agreement), of up to $20 million of Common Stock pursuant to the Sales Agency Financing Agreement, dated as of April 2, 2010 (the “Financing Agreement”), as may be amended and supplemented from time to time; provided that the Company shall make no such sale prior to the later of (x) 45 days after the date of this Agreement or (y) 30 days after the latest date the Managers provide notice to the Company of their election to exercise the over-allotment option in whole or in part, if the Managers elect to exercise the over-allotment option (it being understood that for purposes of this Section 6(i), any such amendments or supplements of such Financing Agreement shall not be considered an offer, sale or intent to offer or sell Common Stock); (E) any issuance and sale of Common Stock to The Bank of New York Mellon in settlement of any Transaction (as such term is defined in the BNYMTC Forward) entered into pursuant to the exception provided by clause (D) above; and (F) any issuance or sale of Common Stock pursuant to the Company’s Direct Stock Purchase Plan, without the prior written consent of the Managers at their sole discretion. The foregoing restrictions shall not apply to any grants of stock options or restricted stock pursuant to the terms of an equity compensation or similar plan in effect on the date hereof.

(j) The Company will cause each named executive officer and director of the Company to furnish to the Managers, on or prior to the Closing Date, a letter or letters, substantially in the form set forth in Schedule I hereto and in form and substance satisfactory to the Underwriters (“Lock-up Agreements”), pursuant to which each such person shall agree not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, for a period of 75 days after the date of the Underwriting Agreement, except with the prior written consent of the Managers, provided, however that such restriction shall not apply to (i) any transfer by such persons of their Common Stock as a bona fide gift or gifts to members of their “immediate family,” provided that any such transferee agrees in writing to be bound by the terms hereof, (ii) any transfer by such persons of their Common Stock to a trust the beneficiaries of which are exclusively the holder of the stock him/herself, a member or members of his or her “immediate family” and/or a charity, provided that any such transferee agrees in writing to be bound by the terms hereof, (iii) any forfeiture or sale by such persons of shares of Common Stock to the Company or, in the event that such forfeiture or sale does not discharge all income or payroll tax liabilities, to the public market to discharge income or payroll tax liabilities resulting from the vesting of options to purchase shares of Common Stock or of restricted share units acquired by such persons through the Company’s Direct Stock Purchase Plan, 1996 Long-Term Incentive and Share Award Plan, Employee Stock Purchase Plan, Stock for Compensation Program or Outside Directors’ Deferred Compensation Plan or any other similar plan in effect as of the date hereof, or (iv) any pledge by such persons of shares of Common Stock to secure a loan from a recognized financial institution, provided the pledgee agrees to be bound by the terms hereof; provided that in connection with (i), (ii) or (iv) above, no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 75-day period referred to above).

7. Covenants of the Underwriters. In further consideration of the agreements of the Company herein contained, each Underwriter severally covenants as follows:

(a) Subject to Section 7(b), not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(b) Not to use, refer to or distribute any free writing prospectus except:

(i) a free writing prospectus that (a) is not an issuer free writing prospectus and (b) contains only information describing the preliminary terms of the Offered Securities or the offering thereof, which information is limited to the categories of terms referenced on Schedule III to the Underwriting Agreement relating to the Offered Securities or otherwise permitted under Rule 134 of the Securities Act;

(ii) a free writing prospectus as shall be agreed in writing with the Company that is not distributed, used or referred to by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination (unless the Company consents in writing to such dissemination); or

(iii) a free writing prospectus identified in Schedule II to the Underwriting Agreement relating to the Offered Securities as forming part of the Time of Sale Prospectus (including any customary distribution through the Bloomberg system consisting of the information contained in such free writing prospectus).

8. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each of the Forward Seller, the Forward Counterparty, each Underwriter, the directors, officers, employees and agents of the Forward Seller, the Forward Counterparty and each Underwriter, and each person, if any, who controls the Forward Seller, the Forward Counterparty or any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any successor or assign of any of the foregoing persons, from and against any and all losses, claims, damages and liabilities arising out of, based upon or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any amendment, any preliminary prospectus, the Time of Sale Prospectus (as amended or supplemented), any issuer free writing prospectus or the Prospectus (as amended or supplemented), arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, are based upon or are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through the Managers expressly for use therein.

Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Forward Seller, the Forward Counterparty, the Company, each of its directors and officers who have signed the Registration Statement and each person, if any, who controls the Forward Seller, the Forward Counterparty or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, upon advice of counsel the indemnified party concludes that counsel chosen by the indemnifying party to represent the indemnified party would be inappropriate due to actual or potential differing interests between the indemnifying party and indemnified party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and disbursements of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and disbursements shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify, to the extent provided in the two immediately preceding paragraphs, the indemnified party from and against any loss or liability by reason of such settlement or judgment. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company and such directors, officers and controlling persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Forward Seller or the Forward Counterparty, such firm shall be designated in writing by the Forward Seller (in its capacity as the Forward Seller or as agent for an affiliate of the Forward Counterparty, as the case may be). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

If the indemnification provided for in the first or second paragraph of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party on the one hand and the indemnified party on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. For purposes of clause (i) in the immediately preceding sentence, the relative benefits received by the Company (which benefits shall include the proceeds to be received by the Company pursuant to the Forward Agreement and any Optional Forward Agreement entered into by the Company assuming, in each case, Physical Settlement (as defined in the Forward Agreement or any Optional Forward Agreement, as the case may be) thereof), the Underwriters and the Forward Seller and the Forward Counterparty shall be deemed to be in the same proportions as (i) the sum of (A) the aggregate offering price of Company Securities and (B) the proceeds to be received by the Company pursuant to the Forward Agreement and any Optional Forward Agreement entered into by the Company assuming, in each case, Physical Settlement (as defined in the Forward Agreement or any Optional Forward Agreement, as the case may be) thereof), (ii) the total underwriting discounts and commissions received by the Underwriters in respect of the offering of the Offered Securities, and (iii) the aggregate Spread (as such term is defined in the Forward Agreement or any Optional Forward Agreement, as the case may be) received by the Forward Seller under the Forward Agreement and any Optional Forward Agreements entered into by the Company, in each of cases (i)(A) and (ii), as set forth in the table on the cover page of the Prospectus. The relative fault of any indemnifying party and any indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or by the indemnified party on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Forward Seller, the Forward Counterparty and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, each person who controls the Forward Seller within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Forward Seller shall have the same rights to contribution as the Forward Seller, each person who controls the Forward Counterparty within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Forward Counterparty shall have the same rights to contribution as the Forward Counterparty and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph and the preceding paragraph. Notwithstanding the provisions of this Section 8, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by them and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreement contained in this Section 8 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters, the Forward Seller, the Forward Counterparty, any of their respective officers, directors, employees, agents or any person controlling the Underwriters, the Forward Seller or the Forward Counterparty or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

9. Additional Issuance and Sale by the Company.

(a) In the event that (i) all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement are not satisfied on or prior to the Closing Date, and the Forward Seller elects pursuant to Section 3(b) hereof not to deliver the Borrowed Firm Securities or (ii) in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Firm Securities set forth in Schedule I-B to the Underwriting Agreement relating to the Offered Securities opposite its name or, in the Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Firm Securities would entail a stock loan cost in excess of 60 basis points per annum, and, in each case, pursuant to Section 3(b) hereof the Forward Seller elects not to deliver all of the Borrowed Firm Securities, the Company shall issue and sell in whole but not in part a number of Securities equal to the number of Borrowed Firm Securities that the Forward Seller does not so borrow and deliver. Upon the occurrence of any event described in the immediately preceding sentence, each of the Company and the Managers shall have the right to postpone the Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(b) In the event that (i) all of the Option Conditions are not satisfied on or prior to any Option Closing Date, and the Forward Seller elects pursuant to Section 3(f) hereof not to deliver all of the applicable Borrowed Optional Securities, or (ii) in the commercially reasonable judgment of the Forward Seller, it is unable to borrow and deliver for sale under this Agreement all of the Borrowed Optional Securities underlying any Optional Forward Agreement or, in the Forward Seller’s commercially reasonable judgment, borrowing such number of Borrowed Optional Securities would entail a stock loan cost in excess of 60 basis points per annum and, in each case, pursuant to Section 3(f) hereof, the Forward Seller elected not to deliver of the applicable Borrowed Optional Securities, the Company shall issue and sell in whole but not in part a number of Securities equal to the number of Securities specified in the applicable Exercise Notice that the Forward Seller does not so borrow and deliver. Upon the occurrence of any event described in the immediately preceding sentence, each of the Company and the Managers shall have the right to postpone the relevant Option Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.

(c) The Forward Seller shall have no liability whatsoever for any Securities that it does not deliver to the Underwriters or any other party if the Forward Seller (i) elects, pursuant to Section 3(b) or 3(f) hereof not to deliver Securities because all of the conditions to effectiveness set forth in Section 3 of the Forward Agreement or any of the Option Conditions, as applicable, have not been satisfied or (ii) is unable to borrow and deliver for sale under this Agreement all of the Securities it is required to deliver hereunder or if, in the Forward Seller’s commercially reasonable judgment, such number of Securities would entail a stock loan cost in excess of a rate equal to 60 basis points per annum.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Managers by notice given by the Managers to the Company and the Forward Seller, if (a) after the Applicable Time and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, The New York Stock Exchange, NYSE Amex Equities or the Financial Industry Regulatory Authority, Inc., (ii) trading of any securities of the Company shall have been suspended on The New York Stock Exchange, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or any change in financial markets or any calamity or crisis that, in the judgment of the Managers, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other events, makes it, in the judgment of the Managers, impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) and this Agreement.

The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses, the Time of Sale Prospectus, any free writing prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereto to the Underwriters, (b) the preparation, printing and distribution of this Agreement and the Blue Sky Memorandum, (c) the delivery of the Company Securities, if any, to the Underwriters, (d) the reasonable fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Offered Securities under the applicable state securities or Blue Sky laws in accordance with Section 5, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with any Blue Sky survey and any legal investment survey, and (f) all fees payable to the Financial Industry Regulatory Authority, Inc. in connection with the review, if any, of the offering of the Securities. Except as specifically provided elsewhere herein, the Underwriters will pay all of their own costs and expenses, including without limitation the fees and expenses of their counsel and their travel expenses for selling presentations.

If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder. This provision shall survive the termination or cancellation of this Agreement.

11. Defaulting Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date and such failure to purchase shall constitute a default in the performance of its obligations hereunder, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Managers may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Managers and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Managers or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Counterparts. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, the Forward Seller, the Forward Counterparty and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any transactions contemplated hereunder. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

SCHEDULE I

FORM OF LOCK-UP AGREEMENT

Westar Energy, Inc.

Public Offering of Common Stock

                         , 2010

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the several Underwriters

c/o J.P. Morgan Securities LLC

277 Park Avenue

New York, New York 10017

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Westar Energy, Inc., a corporation organized under the laws of the State of Kansas (the “Company”), J.P. Morgan Securities LLC, acting as Forward Seller, JPMorgan Chase Bank, National Association, acting as Forward Counterparty, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $5.00 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Managers named in the Underwriting Agreement, offer to sell, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 75 days after the date of the Underwriting Agreement, other than:

(i)	any transfer of all or part of the undersigned’s shares of Common Stock as a bona fide gift or gifts of such shares of Common Stock to members of the undersigned’s “immediate family” (as such term is defined under Item 404 of Regulation S-K under the Securities Act of 1933) and/or a charity; provided that any such transferee agrees in writing to be bound by the terms hereof;

(ii)	any transfer of all or part of the undersigned’s shares of Common Stock to a trust the beneficiaries of which are exclusively the undersigned, a member or members of his or her “immediate family” (as such term is defined under Item 404 of Regulation S-K under the Securities Act of 1933) and/or a charity, provided that any such transferee agrees in writing to be bound by the terms hereof;

(iii)	forfeit or sell shares of Common Stock to the Company or, in the event that such forfeiture or sale does not discharge all income or payroll tax liabilities, to the public market to discharge income or payroll tax liabilities resulting from the vesting of options to purchase shares of Common Stock or of restricted share units acquired by the undersigned through the Company’s Direct Stock Purchase Plan, 1996 Long-Term Incentive and Share Award Plan, Employee Stock Purchase Plan, Stock for Compensation Program or Outside Directors’ Deferred Compensation Plan or any other similar plan in effect as of the date hereof; and

(iv)	any pledge of shares of Common Stock to secure a loan from a recognized financial institution, provided the pledgee agrees to be bound by the terms hereof;

I-1

provided that in connection with (i), (ii) or (iv) above, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 75-day period referred to above).

It is understood that (a) if the Company notifies you that it does not or the Underwriters do not intend to proceed with the offering, (b) if the Underwriting Agreement does not become effective by January 30, 2011 or (c) if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

[Signature page follows]

I-2

Yours very truly,

Name:
Title:
c/o Westar Energy, Inc.
818 South Kansas Avenue
Topeka, Kansas 66612